U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                           Date of Report: May 5, 2004


                            LEXINGTON RESOURCES, INC.
        _________________________________________________________________
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              ____________________________________________________
              (State or other Jurisdiction as Specified in Charter


         00-25455                                        88-0365453
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                            7473 West Lake Mead Road
                             Las Vegas, Nevada 89128
                    ________________________________________
                    (Address of Principal Executive Offices)


                                (702) 382-5139
                           ___________________________
                           (Issuer's telephone number)


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Items 1 through 4 and 6 through 12 not applicable.

ITEM 5. OTHER EVENTS

APPOINTMENT OF DIRECTORS

     On December 31, 2003, the Board of Directors of Lexington Resources, Inc., a Nevada corporation (the "Company") appointed additional directors as required to fulfill development roles with the Company and for the establishment of the audit committee. Effective April 30, 2004, Mr. Steve Jewett and Mr. Norman MacKinnon have been appointed as directors of the Company. As of the date of this Report, the directors and executive officers of the Company are as follows:

Name                       Age          Position with the Company
_________________          ___          ______________________________

Grant R. Atkins             43          President/Chief Executive
                                        Officer/Secretary and Director

Vaughn Barbon               47          Treasurer/Chief Financial
                                        Officer

Douglas Humphreys           51          Director

Norman MacKinnon            68          Director

Steve Jewett                65          Director


                 BIOGRAPHIES OF EXECUTIVE OFFICERS AND DIRECTORS

     GRANT ATKINS has been the President/Chief Executive Officer of the Company since 2001 and a director of the Company since September 1998. Mr. Atkins has provided an organization and administrative role in the Company since its formation. For the past ten years, Mr. Atkins has been self-employed and has acted as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. During 1998 and through the current date, Mr. Atkins has provided consulting services through Investor Communications International, Inc. Mr. Atkins is a member of the board of directors of GeneMax Corp., a publicly traded biotechnology corporation specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

     VAUGHN BARBON is the Treasurer/Chief Financial Officer of the Company. Mr. Barbon has been active in the financial arena of both private and public companies for over 22 years. He has been responsible for the implementation and control of accounting procedures for a number of companies. Mr. Barbon attended


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the University of Victoria  majoring in Political  Science and Economics.  After attending the University, he immediately began working for international banking institutions, holding various positions including bank auditor and the branch manager of a large commercial banking unit. He has a strong accounting background completing numerous financial and business evaluation programs at a number of extended learning institutions, including City University. Mr. Barbon brings a strong background in financial accounting for public companies.

     DOUGLAS HUMPHREYS is a director of the Company and is the drilling operations manager of Lexington Oil & Gas Ltd. Co., and also consults to Oak Hills Energy, Inc., an oil and gas operating company based in Holdenville, Oklahoma that acts as "operator" to Lexington. Mr. Humphreys is in charge of all oil and gas operations. As managing director of Lexington Oil & Gas Ltd. Co., Mr. Humphreys brings a wealth of experience in the oil and gas development business. He has been active in the industry for over 30 years, mostly in his home state of Oklahoma and in surrounding oil and gas rich regions. His knowledge of the business comes from hands-on experience helping to build several oil and gas producing companies to prominence, as well as playing a personal role in the development of over 1,100 wells.

     Mr. Humphreys began his career with the Tide West Oil Company, which he helped to found. Tide West Oil Company focused on exploration and production in the min-continent U.S. region and became a notable participant and was one of the largest operators in the Austin Chalk Play in South Texas. By 1992, Tide West Oil was recognized as the seventh fastest growing oil and gas company in the United States as ranked by The Oil & Gas Journal. During his tenure with Tide West Oil Company, Mr. Humphreys acted as production superintendent and later as operations manager. He gained a thorough understanding of a wide variety of oil and gas operations and was directly responsible for overseeing drilling projects from very shallow to deep wells of over 21,000 feet in depth He also led the company's efforts in implementing horizontal drilling as that new technology emerged in the 1980's. Tide West Oil also operated two subsidiary companies, Square D Drilling and TWT Trucking, in order to better control costs and increase the profitability of its core business of oil and gas production. Mr. Humphreys assumed the role of vice president of both of these businesses, which eventually gave Tide West Oil the ability to act as a fully integrated operator. Success in the Texas and Oklahoma regions made Tide West Oil a desirable takeover target and in 1996, HS Resources approached Tide West Oil Company. HS Resources was seeking to grow its operating base and bolster assets, which at that time positioned the company in the top 30 largest publicly, traded oil companies. Tide West Oil was sold to HS Resources in a deal that valued the company at over $200 million, based on the established operations that included 549 wells in 5 states. Mr. Humphreys stayed with HS Resources and became manager of mid-continent operations. His primary role was to oversee exploration and production on the properties in the mind continent region.


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     Mr. Humphreys has a comprehensive  network of oil and gas industry contacts that compliment his corporate development skills. He is truly a veteran oilman with a proven ability to bring oil and gas assets from acquisition through to production. He is an active member of the Holdenville, Oklahoma community where he resides and is a well-known figure within oil and gas circles. Mr. Humphreys graduated in 1975 from Southwest Oklahoma State University with a degree in Business Administration and Geology.

     NORMAN J.R. MACKINNON is a director of the Company. Mr. MacKinnon articled with Peat, Marwick, Mitchell (now KPMG), and qualified as a Chartered Accountant in 1961. From 1962 to1964, Mr. MacKinnon was Audit manager with Griffiths & Griffiths. In 1965, Mr. MacKinnon started his own accounting practice. From 1968 to 1972, Mr. MacKinnon was president & chief executive officer of Imaginaction International Ltd., a venture capital company, involved with start-ups and acquisitions. From 1972 to1984, Mr. MacKinnon was Senior Partner, specializing in taxation, for the public practice firm of MacKinnon, Sapera, Lewis & McDonald. From 1972 to the present, Mr. MacKinnon has served on the Board of numerous public companies, assisting in the finance function. He has also been involved in the development of several private companies. Mr. MacKinnon has acted in many Public Service roles throughout his career, including serving on various committees of the B.C. Institute of Chartered Accountants, serving on the board of the Borstal Association of British Columbia, of which he was made a life member, serving on the board of the Greater Vancouver Crime Stoppers for 7 years and was director for a term on the United Community Services Board.

     STEVE JEWETT is a director of the Company. Mr. Jewett received his Chartered Accountant designation in 1964 and spent several years in industry as a Treasurer and Controller of companies in Vancouver, British Columbia as well as in New York and San Francisco. In 1973 Mr. Jewett returned to Vancouver to enter public practice and was a partner in a Chartered Accountancy practice, Clark & Company, until 1978. He then organized his own practice, as a sole practitioner, which has continued through the current date. During his career, Mr. Jewett was auditor of many public companies. He now restricts his practice to compilation and income tax engagements. Mr. Jewett is a member in good standing of The Canadian Institute of Chartered Accountants and the Institute of Chartered Accountants of British Columbia.

     INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     As of the date of this Quarterly Report, no director or executive officer of the Company is or has been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) within the past five years; (iii) being subject to any order, judgment or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

ESTABLISHMENT OF AUDIT COMMITTEE

     The Board of Directors appointed Messrs. Humphreys, Jewett and MacKinnon as members to the audit committee effective April 30, 2004. Each member of the audit committee is "independent" within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The audit committee was organized effective April 30, 2004, and operates under a written charter adopted by the Board of Directors on February 2, 2004. A copy of the audit committee charter is attached to this Report.

     Previously, the respective role of an audit committee has been conducted by the Board of Directors of the Company. As established, the audit committee's primary function is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance. The audit committee's primary duties and responsibilities are: (i) to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) to review and appraise the audit efforts of the Company's independent accountants; (iii) to evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) to provide an open avenue of communication among the independent accountants, management and the Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

              99.1  Audit Committee Charter



                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                            LEXINGTON RESOURCES, INC.

Date: May 1, 2004                           By:/s/GRANT ATKINS
                                               ___________________________
                                               Grant Atkins, President and
                                               Chief Executive Officer




Date: May 1, 2004                          By: /s/ GRANT ATKINS
                                               ___________________________
                                               Grant Atkins, Secretary